UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 5, 2007

SYNTHETIC FIXED-INCOME SECURITIES, INC.
ON BEHALF OF:
STRATS(SM) TRUST FOR GOLDMAN SACHS GROUP
 SECURITIES, SERIES 2006-2
---------------------------------------------------------------------------------
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-111858-20	52-2316339
001-32848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Synthetic Fixed-Income Securities, Inc.
301 South College
Charlotte, North Carolina	28288
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (704) 383-7727

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The STRATS(SM) TRUST FOR GOLDMAN SACHS GROUP SECURITIES, SERIES 2006-2, which we refer to herein as the “Trust,” was formed pursuant to the Base Trust Agreement, dated as of February 28, 2006, between Synthetic Fixed-Income Securities, Inc., as depositor, and The Bank of New York, as trustee and securities intermediary, as supplemented by the STRATS(SM) Certificates Series Supplement 2006-2 in respect of the Trust dated as of March 31, 2006 (the “Series Supplement”).

Item 8.01. Other Events

On October 5, 2007, Synthetic Fixed-Income Securities, Inc. surrendered 324,000 STRATS(SM) Certificates, Series 2006-2 held by it having an aggregate stated amount equal to $8,100,000 to the Trust in exchange for a distribution of Goldman Sachs Group 6.125% Capital Securities due February 15, 2033, having a principal balance equal to $8,100,000 in accordance with the optional exchange provisions of Section 39 of the Series Supplement.

After giving effect to the above exchange of Certificates, as of the close of business on October 5, 2007, $57,150,000 aggregate principal amount of Goldman Sachs Group 6.125% Capital Securities due February 15, 2033 are held by the Trust, and 2,286,000 Certificates representing $57,150,000 aggregate Certificate Principal Balance are outstanding.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthetic Fixed-Income Securities, Inc.

By: /s/ Jimmy Whang
Name: Jimmy Whang
Title: Director

Date:  October 10, 2007

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